                                                                    Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULES

We consent to the use in this Amendment #1 to Registration Statement No: 333-66032 of PG&E National Energy Group, Inc. of our report dated March 16, 2001 (April 6, 2001 as to Note 2), appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

Our audits of the 1999 and 2000 consolidated financial statements referred to in our aforementioned report also included the 1999 and 2000 financial statement schedules of PG&E National Energy Group, Inc., listed in Item 21. These financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such 1999 and 2000 financial statement schedules, when considered in relation to the 1999 and 2000 basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.


/s/ DELOITTE & TOUCHE LLP

McLean, Va.
August 20,2001